Exhibit 99.1

PETROHAWK ENERGY CORPORATION

ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS

Company’s Organic Growth, Improving Cost Structure

Deliver Record Cash Flow

HOUSTON—(BUSINESS WIRE)—May 9, 2007—Petrohawk Energy Corporation (NYSE:HK; “Petrohawk” or the “Company”) today announced first quarter 2007 financial results with cash flows from operations before changes in working capital (a non-GAAP measure) of $142 million for the quarter, or $0.85 per share, a 123% year over year increase. Before adjusting for non-cash items, mainly generated by a mark-to-market of future derivative contracts, the Company reported a net loss of $19 million, or a loss of $0.12 per fully diluted common share, for the quarter. Net income for the quarter reached $29 million, or $0.17 per fully diluted common share, after excluding selected items (see Selected Item Review and Reconciliation Table). Revenues were $209 million, a 103% increase over the same period one year ago.

Record revenues were driven by increased production from successful drilling in the Mid-Continent and Gulf Coast regions and high realized commodity prices. Petrohawk produced 24.5 Bcf (billion cubic feet) of natural gas and 748 MBbl (thousand barrels) of oil, or 322 Mmcfe/d (million cubic feet of natural gas equivalent per day), during the quarter. The Company drilled 81 wells during the quarter with a success rate of 93%.

Lease operating expense (LOE) decreased for the third consecutive quarter, to a company record low of $0.55 per Mcfe. Increasing production in lower cost, core fields combined with the late-2006 divestments of higher LOE, non-core properties yielded continuing cost reductions on a per unit basis.

“Petrohawk continues to focus on operating margins. We are committed to our low-risk, low-cost drilling programs in North Louisiana, expansion of our Fayetteville Shale program, and the application of tight gas sand completion expertise,” said Floyd C. Wilson, President and Chief Executive Officer. “We plan to continue our strategy that encompasses drilling within cash flow, hedging to protect our program from commodity price risk, and maintaining a balance sheet that supports flexibility and opportunity with the primary objective of delivering value to shareholders.”

Petrohawk does not elect hedge accounting. As such, the accounting standards require the Company to mark-to-market future derivative contracts at current prices, an item that is typically not included in published estimates of the company’s financial results by certain securities analysts. Net income excluding the effect of this non-cash, unrealized loss on derivatives is shown in the Selected Item Review and Reconciliation Table attached to this press release.

Petrohawk maintains a hedging program that limits the exposure of its drilling budget and future expansion to fluctuations in commodity prices. For the full year 2007, the average floor on the Company’s natural gas hedges is $7.32 per Mmbtu and the average ceiling is $11.55 per Mmbtu. The average floor on oil hedges is $63.05 per Bbl and the average ceiling is $80.26 per Bbl.

Petrohawk has hedged approximately 73% of its expected 2007 production. A current summary of derivative positions is available on the Company’s website.

Other highlights of Petrohawk’s results include the following:

•

Total operating costs (including lease operating, workover, production taxes and gathering and transportation and other expenses) declined 26% year over year on a per unit basis, with reductions noted in nearly every line item. Total operating costs for the first quarter were $1.36 per Mcfe, compared to $1.83 per Mcfe for the same period a year ago and $1.46 per Mcfe for the prior quarter.

•

Price realizations also reached record levels. Petrohawk gained $0.54 per Mcf from hedging, bringing realized natural gas prices to $7.36 per Mcf. The Company gained $3.59 per Bbl from its hedging program during the quarter, bringing realized oil prices to $59.70. Before the effect of hedges, Petrohawk realized 101% of NYMEX for its natural gas production and 96% of NYMEX for oil.

•

General and administrative expense, including Stock Based Compensation, was flat on a per unit basis compared to same period a year ago. Stock Based Compensation, a non-cash expense, has been excluded from net income in the attached Selected Item Review and Reconciliation table.

•

Long-term debt increased by $90 million during the quarter. Approximately 60% of the Company’s capital budget of $600 million is scheduled to be spent during the first half of the year with approximately $200 million spent in the first quarter. For the full year, Petrohawk expects capital expenditures to approximate free cash flow generated.

•	For the quarter, the Company had a weighted average of approximately 170 million fully diluted shares outstanding.

Recent Operational Developments

On April 24, 2007, Petrohawk reported detail on first quarter operating activities. Activities most significantly impacting first quarter production growth included 1) continued successful drilling at the Company’s two largest fields, Elm Grove and Terryville, both part of Petrohawk’s low-risk, low-cost Cotton Valley initiative in North Louisiana; 2) production coming online from recently established operations in the Fayetteville Shale; and 3) high-impact drilling in the Gulf Coast region from recent discoveries—Nabors, Colson and Winchester fields.

As previously announced, Petrohawk hosted an Analyst Day on April 26, 2007. Since that date the full Analyst Day presentation has been available on our website, www.petrohawk.com. The presentation provides technical detail on its operations, emphasizing reserve quality, the extensive portfolio of non-proved opportunities, and the Company’s expertise in completion technology that can be applied to a variety of tight gas sand plays. In addition, field-level lease operating expense (LOE) for several major fields is discussed in the framework of lowering LOE for the portfolio. A status update on Elm Grove field is included, detailing the success of Petrohawk’s 20-acre spacing program, the Hosston zone recompletion program, and planned horizontal tests which may expand the productive capacity of the field. An update on Terryville field is also provided, including details on field extension of Cotton Valley drilling and additional Gray sand drilling. In addition, the Company outlines new drilling plans on its Fayetteville Shale and Longwood acreage, as well as extensive details on the pipeline of 3D seismic-based Gulf Coast projects that are scheduled to be drilled through 2008.

Second Quarter Production and Cost Outlook

For the second quarter of 2007, Petrohawk is projecting production of between 320 and 330 Mmcfe/d excluding a recent divestment of approximately 2 Mmcfe/d from miscellaneous non-core properties. Additionally, the Company provided expected ranges for second quarter operating and other costs:

Operating Expenses:
Lease Operating	$0.55 - $0.65
Workover and Other	$0.08 - $0.12
Production (Ad Valorem and Severance) Taxes	6.75% - 7.25% (of Revenue)
Gathering, Transportation and Other	$0.22 - $0.28
General and Administrative	$0.55 - $0.65[1]
Depletion, Depreciation and Amortization	$3.25 - $3.35
Interest Expense	$1.03-$1.08[2]
Income Taxes	Effective rate of 38% (90% deferred)
Price Realizations (% of NYMEX before effect of hedges)	Natural Gas: 97%-99% Oil: 92%-96%
[1]	Includes non-cash stock compensation of $0.15-$0.18
[2]	Includes non-cash interest items of $0.03-$0.06

On April 24, 2007, Petrohawk announced that it had increased its 2007 capital budget from $575 million to $600 million in order to expand drilling in the Mid-Continent region with additional Fayetteville locations as well as to fund offsets to recent Gulf Coast discoveries. At the same time, Petrohawk increased its 2007 production outlook to 322-332 Mmcfe/d excluding divestments, representing 13-16% growth over pro forma 2006.

First Quarter Financial Results Conference Call

Petrohawk will hold a conference call on Thursday, May 10, 2007 at 9:30 a.m. Central Daylight Time (10:30 a.m. Eastern Daylight Time) to discuss its first quarter results. To access, dial 800-644-8607 five to ten minutes before the call begins. Please reference Petrohawk Energy Conference ID 6825102. International callers may also participate by dialing 706-679-8184. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until May 24, 2007. To access the replay, please dial 800-642-1687 and reference conference ID 6825102. International callers may listen to a playback by dialing 706-645-9291.

Petrohawk Energy Corporation is an independent energy company engaged in the acquisition, production, exploration and development of oil and gas, with properties concentrated in the Mid-Continent, Gulf Coast and Permian regions.

For more information contact Joan Dunlap, Vice President—Investor Relations, at (832) 204-2737 or jdunlap@petrohawk.com. For additional information about Petrohawk, please visit our website at www.petrohawk.com.

Additional Information for Investors

This press release contains forward-looking information regarding Petrohawk that is intended to be covered by the safe harbor “forward-looking statements” provided by of the Private Securities Litigation Reform Act of 1995, based on Petrohawk’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Petrohawk’s operations or financial results are included in Petrohawk’s other reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Petrohawk does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

The SEC permits oil and gas companies to disclose in their filings with the SEC only proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. In this presentation, Petrohawk uses the terms “probable” and “possible” reserves, which SEC guidelines prohibit from being included in filings with the SEC. Probable reserves are unproved reserves which are more likely than not to be recoverable. Possible reserves are unproved reserves which are less likely to be recoverable than probable reserves.

Estimates of probable and possible reserves which may potentially be recoverable through additional drilling or recovery techniques are by their nature much more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company. In addition, our production forecasts and expectations for future periods are dependant upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling costs increases.

PETROHAWK ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2006
Operating revenues:
Oil and gas	$209,243	$103,006
Operating expenses:
Production:
Lease operating	15,876	11,549
Workover and other	2,177	719
Taxes other than income	13,650	8,298
Gathering, transportation and other	7,424	1,872
General and administrative	15,601	6,688
Depletion, depreciation and amortization	95,838	37,450

Total operating expenses	150,566	66,576

Income from operations	58,677	36,430
Other (expenses) income:
Net (loss) gain on derivative contracts	(58,933)	24,803
Interest expense and other	(30,750)	(9,072)

Total other (expenses) income	(89,683)	15,731

(Loss) income before income taxes	(31,006)	52,161
Income tax benefit (provision)	11,591	(19,222)

Net (loss) income	(19,415)	32,939
Preferred dividends	—	(108)

Net (loss) income available to common stockholders	$(19,415)	$32,831

(Loss) earnings per share of common stock:
Basic	$(0.12)	$0.40

Diluted	$(0.12)	$0.39

Weighted average shares outstanding:
Basic	167,306	81,961

Diluted	167,306	84,219

PETROHAWK ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	March 31, 2007	December 31, 2006
Assets:
Current assets	$204,623	$246,712
Oil and gas properties, net	3,169,874	3,060,243
Other assets	967,934	972,701

Total assets	$4,342,431	$4,279,656

Liabilities and stockholders’ equity:
Current liabilities	$289,937	$332,019
Long-term debt	1,415,904	1,326,239
Other noncurrent liabilities	722,601	693,054
Stockholders’ equity	1,913,989	1,928,344

Total liabilities and stockholders’ equity	$4,342,431	$4,279,656

PETROHAWK ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net (loss) income	$(19,415)	$32,939
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depletion, depreciation and amortization	95,838	37,450
Income tax (benefit) provision	(11,591)	19,222
Stock-based compensation	2,888	644
Net unrealized loss (gain) on derivative contracts	74,971	(30,955)
Net realized (gain) loss on derivative contracts acquired	(2,440)	4,496
Other	1,355	(179)

Cash flow from operations before changes in working capital	141,606	63,617
Changes in working capital	(6,334)	(9,696)

Net cash provided by operating activities	135,272	53,921

Cash flows from investing activities:
Oil and gas capital expenditures	(224,496)	(51,257)
Acquisition of Winwell Resources, Inc., net of cash acquired of $14,965	—	(172,275)
Acquisition of oil and gas properties	(1,574)	(86,236)
Proceeds received from sale of oil and gas properties	—	47,573
Other	(262)	22,197

Net cash used in investing activities	(226,332)	(239,998)

Cash flows from financing activities:
Proceeds from exercise of common stock options	1,400	524
Proceeds from issuance of common stock	—	188,500
Acquisition of common stock	—	(46,200)
Proceeds from borrowings	249,000	285,000
Repayment of borrowings	(161,415)	(235,000)
Net realized gain (loss) on derivative contracts acquired	2,440	(4,496)
Offering costs	—	(10,307)
Dividends paid on 8% cumulative preferred stock	—	(111)
Other	(14)	(1,102)

Net cash provided by financing activities	91,411	176,808

Net increase (decrease) in cash	351	(9,269)
Cash at beginning of period	5,593	12,911

Cash at end of period	$5,944	$3,642

PETROHAWK ENERGY CORPORATION

SELECTED OPERATING DATA (Unaudited)

(In thousands, except per unit and per share amounts)

	Three Months Ended March 31,
	2007	2006
Production:
Natural gas—Mmcf	24,526	8,658
Crude oil—Mbbl	748	596
Natural gas equivalent—Mmcfe	29,014	12,234
Daily production—Mmcfe	322	136

Average price per unit:
Realized oil price per Bbl—as reported	$56.11	$59.90
Realized impact of derivatives per Bbl	3.59	(6.68)

Net realized oil price per Bbl	$59.70	$53.22

Realized gas price per Mcf—as reported	$6.82	$7.75
Realized impact of derivatives per Mcf	0.54	(0.25)

Net realized gas price per Mcf	$7.36	$7.50

Cash flow from operations (1)	141,606	63,617
Cash flow from operations —per share (diluted) (2)	0.85	0.76

Average cost per Mcfe:
Production:
Lease operating	0.55	0.94
Workover and other	0.08	0.06
Taxes other than income	0.47	0.68
Gathering, transportation and other	0.26	0.15
General and administrative:
General and administrative	0.44	0.49
Stock-based compensation	0.10	0.05
Depletion	3.26	3.00

(1)

Represents cash flow from operations before changes in working capital. See the Consolidated Statements of Cash Flows for a reconciliation from this non-GAAP financial measure to the most comparable GAAP financial measure.

(2)	Calculation utilized weighted average basic sharecount due to a net loss reported for the period ended March 31, 2007.

PETROHAWK ENERGY CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2006
Unrealized (gain) loss on derivatives:(1)
Natural gas	$68,996	$(33,421)
Crude oil	5,975	2,464

Total mark-to-market non-cash charge	74,971	(30,957)
Stock-based compensation	2,888	644
Loss on extinguishment of debt	—	1,500

Total selected items, before tax	77,859	(28,813)
Income tax effect of selected items	(29,106)	10,618

Selected items, net of tax	48,753	(18,195)
Net (loss) income available to common stockholders, as reported	(19,415)	32,831

Net income available to common stockholders, excluding selected items	$29,338	$14,636

Basic (loss) earnings per share of common stock, as reported	$(0.12)	$0.40
Impact of selected items	0.29	(0.22)

Basic earnings per share of common stock, excluding selected items	$0.17	$0.18

Diluted (loss) earnings per share of common stock, as reported	$(0.12)	$0.39
Impact of selected items	0.29	(0.21)

Diluted earnings per share of common stock, excluding selected items (2)	$0.17	$0.18

(1)	Represents the unrealized loss (gain) associated with the mark-to-market valuation of outstanding derivative positions at March 31, 2007 and 2006.
(2)	Preferred dividends have been added back for the diluted earnings per share calculations for the three months ended March 31, 2006.